United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

July 2, 2003	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

theglobe.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard ,Suite 1400

Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

$8.7 million Preferred Stock and Unit Financing

On July 2, 2003, theglobe.com, inc. completed a private offering of a newly created series of preferred stock known as the “Series G Automatically Converting Preferred Stock” for an aggregate purchase price of approximately $8.7 million (the “Private Offering”).  Lead investors in the Private Offering included investor groups led by Patten & Patten, Inc., Huizenga Investments Limited Partnership, Berrard Holdings Limited Partnership, Actarus Fund II led by Stephan Paternot, and Norman D. Tripp.

The convertible preferred shares will convert into common stock at $.50 per share (or an aggregate of approximately 17.4 million shares) at such time as the Company files an amendment to its certificate of incorporation to increase its authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares.  Such an amendment will be presented for adoption by the Company’s stockholders at its 2003 Annual Meeting of Stockholders, which is scheduled for July 24, 2003.  Pending conversion of the preferred shares, the holders of the preferred shares are generally entitled to vote on an as converted basis with the holders of common stock on all matters submitted to a vote of such holders.  However, only stockholders of record as of June 24, 2003, are entitled to vote at the Annual Meeting.  Consequently, the holders of the Series G Preferred Stock will not be entitled to vote at the Annual Meeting.  Investors also received warrants to acquire approximately 3.5 million shares of common stock, after giving effect to the conversion of the preferred shares.  The preferred stock and warrants where sold together as a Unit by theglobe.com.  The warrants are exercisable for a period of 5 years at an exercise price of $1.39 per common share.  An aggregate of approximately 20.9 million shares of common stock will be issuable pursuant to the private offering (after giving effect to the conversion of the preferred shares and including shares issuable upon exercise of the warrants).

The Private Offering was directed solely to investors who are sophisticated and accredited within the meaning of applicable securities laws, most of whom were not affiliates with the Company.  The purpose of the Private Offering was to raise funds for use primarily in the Company’s planned voiceglo business, including the deployment of networks, website development, marketing, and limited capital infrastructure expenditures and working capital.  Proceeds may also be used in connection with theglobe’s  other existing or future business operations.

The securities offered were not registered under the Securities Act of 1933 and may not be offered or resold in the United States absent registration or an applicable exemption from registration requirements.  Pursuant to the terms of the Private Offering the Company is contractually obligated, subject to certain limitations, to register the securities upon demand anytime commencing one year after the sale of the securities.

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to integration of newly acquired businesses (including our recent acquisition of Direct Partner Telecom) and assets, product delivery, product launch dates (particularly as they pertain to our planned voiceglo services), the

Internet, development and protection of technology, the management of growth, market acceptance of our planned voiceglo VoIP products, our ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation (particularly as it pertains to the Internet and the provision of telephony services using the Internet) and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results and business plans, please see the Company's filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)(b)

None

(c)

Exhibits

4.1

Certificate Relating to the Designation, Preferences and Rights of Series G Preferred Stock.

4.2

Form of Warrant dated July 2, 2003 to acquire securities of theglobe.com, inc.

99.1

Form of Subscription Agreement relating to the purchase of Units of securities of thegloble.com, inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2003

theglobe.com, inc.

By:

   /s/ EDWARD CESPEDES

Edward Cespedes, President